EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Wonderware Corporation on Form S-8 of our reports dated January 30, 1997, appearing in the Annual Report on Form 10-K of Wonderware Corporation for the year ended December 31, 1996.


/S/ Deloitte & Touche LLP

Costa Mesa, California
August 12, 1997